                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                                DYAX CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                   DYAX CORP.
             ONE KENDALL SQUARE, BUILDING 600, CAMBRIDGE, MA 02139
                                 (617) 225-2500
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2001

    The annual meeting of the stockholders of Dyax Corp., a Delaware corporation (the "Company"), will be held at the offices of Dyax Corp., One Kendall Square, Building 600, Cambridge, Massachusetts, at 2:00 p.m. on Thursday, May 17, 2001, for the following purposes:

    1. To elect three Class I directors to serve until the 2004 Annual Meeting of Stockholders.

    2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on April 10, 2001 will be entitled to vote at the meeting or any adjournment of the meeting.

    It is important that your shares be represented at the meeting. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES. If you attend the meeting and wish to vote in person, your proxy will not be used.

                                        By order of the Board of Directors,

                                        Nathaniel S. Gardiner
                                        SECRETARY

April 17, 2001

                                   DYAX CORP.

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                  MAY 17, 2001

                            ------------------------

    Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2001 Annual Meeting of Stockholders of Dyax Corp. to be held at our offices at One Kendall Square, Building 600, Cambridge, Massachusetts, at 2:00 p.m. on Thursday, May 17, 2001, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 17, 2001.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You will be entitled to vote your shares of Dyax common stock at the annual meeting if you were a stockholders of record at the close of business on April 10, 2001. As of that date, 19,261,511 shares of common stock were outstanding. You are entitled to one vote for each share of common stock that you held at that date.

    HOW TO VOTE YOUR SHARES. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card, Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner will vote your shares as you have instructed. If you do not indicate how you wish your shares to be voted, the proxies will vote your shares to elect the three (3) Class I directors nominated by the board of directors.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

    QUORUM. A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, represented either in person or by proxy, to constitute a quorum for the transaction of business.

    ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals are called "broker non-votes."

SHARE OWNERSHIP

    The following table and footnotes set forth certain information regarding the beneficial ownership of the common stock as of March 31, 2001 by
(i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our current executive officers and our named executive officers,
(iii) our directors and nominees for election as a director and (iv) all our current executive officers and directors as a group.

                                                                NUMBER OF SHARES
                                                               BENEFICIALLY OWNED
                                                              ---------------------
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                       SHARES (1)   PERCENT
---------------------------------------                       ----------   --------
HealthCare Ventures V, L.P. and certain related entities      1,651,376      8.64%
  (2) ......................................................
  44 Nassau Street
  Princeton, NJ 08542

Alta Partners and certain related entities (3) .............  1,376,147      7.20%
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111

Investors Group Inc. and certain related entities (4) ......  1,200,000      6.28%
  One Canada Centre
  447 Portage Avenue
  Winnipeg, Manitoba R3C 3B6

Deutsche Bank A.G. and Deutsche Asset Management Europe       1,147,205      6.00%
  GmbH .....................................................
  (f/k/a Deutsche Funds Holding GmbH) (5)
  Taunusanlage 12
  60325, Frankfurt
  Federal Republic of Germany

Henry E. Blair (6)..........................................    750,102      3.92%
Gregory D. Phelps (7).......................................    139,521         *
Robert Charles Ladner (8)...................................    197,366      1.03%
Constantine E. Anagnostopoulos (9)..........................     33,145         *
James W. Fordyce (10).......................................    677,372      3.54%
Thomas L. Kempner (11)......................................    227,666      1.19%
Henry R. Lewis (12).........................................     62,907         *
John W. Littlechild (13)....................................  1,666,376      8.72%
Alix Marduel (14)...........................................  1,391,147      7.28%
David J. McLachlan (15).....................................     12,200         *
Stephen S. Galliker (16)....................................    130,539         *
David B. Patteson (17)......................................     38,914         *
L. Edward Cannon (18).......................................    140,010         *
Scott C. Chappel (19).......................................     42,480         *
Robert A. Dishman (20)......................................    284,834      1.49%
All Current Directors and Executive Officers as a Group (13   5,369,735     28.08%
  Persons) (21).............................................

------------------------

*   Less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2) HealthCare Partners V, L.P. is the general partner of HeatlhCare Ventures V, L.P. The natural persons who control the 1,651,376 shares owned by HealthCare Ventures V., L.P. are John W.

    Littlechild, William Crouse, Harold R. Werner, and James H. Cavanaugh, Ph.D. Based on the Schedule 13G filed by HealthCare Ventures V, L.P. with the SEC on February 7, 2001.

(3) Consists of 855,393 shares held by Alta BioPharma Partners, L.P., 32,242 shares held by Alta Embarcadero BioPharma Partners, LLC, and 488,512 shares held by Dyax Chase Partners, LLC. As general partners and managing members of these entities, the principals of Alta Partners exercise control over voting and investment decisions with respect to these shares. The principals of Alta Partners are Jean Deleage, Garrett Gruener, Dan Janney, Alix Marduel, Guy Nohra, and Marino Polestra. Based on the Schedule 13G filed by Alta Partners with the SEC on February 1, 2001.

(4) Includes: (i) 760,950 shares held by Investors Global Science & Technology Fund, (ii) 238,550 shares held by Investors Canadian Small Cap Fund, and
    (iii) 200,500 shares held by Investors Canadian Small Cap Fund II. Investors Group Inc. controls Investors Global Science & Technology Fund, Investors Canadian Small Cap Fund, and Investors Canadian Small Cap Fund II. Based on the Schedule 13G filed by Investors Group Inc. with the SEC on February 14, 2001.

(5) Consists of 1,147,205 shares owned by Deutsche Bank A.G. and Deutsche Asset Management Europe GmbH. Deutsche Bank A.G. and Deutsche Asset Management Europe GmbH share voting power with respect to such shares. Based on the
    Schedule 13G filed by Deutsche Bank AG with the SEC on March 16, 2001.

(6) Includes: (i) 114,000 shares which are held in trust for the benefit of Mr. Blair's spouse and child, as to which Mr. Blair disclaims beneficial ownership, and (ii) 79,081 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following
    March 31, 2001.

(7) Includes 70,208 shares of common stock issuable to Mr. Phelps upon exercise of outstanding options exercisable within the 60-day period following
    March 31, 2001.

(8) Includes 47,146 shares of common stock issuable to Dr. Ladner upon exercise of outstanding options exercisable within the 60-day period following
    March 31, 2001. Dr. Ladner is a nominee for election as a director.

(9) Includes 19,560 shares of common stock issuable to Dr. Anagnostopoulos upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(10) Includes 648,032 shares held by Prince Venture Partners IV Limited Partnership. Mr. Fordyce is a general partner of Prince Ventures Limited Partnership, the general partner of Prince Venture Partners IV Limited Partnership. He disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the entities. Also includes 10,799 shares of common stock issuable to Mr. Fordyce upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(11) Includes 192,355 shares of common stock held in trust for the benefit of Mr. Kempner's brother, Mr. Kempner's brother's children, Mr. Kempner's children, and Mr. Kempner. Also includes 20,063 shares of common stock issuable to Mr. Kempner upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(12) Includes 22,549 shares of common stock issuable to Dr. Lewis upon exercise of outstanding options exercisable within the 60-day period following
    March 31, 2001.

(13) Includes 1,651,376 shares held by HealthCare Ventures V, L.P.
    Mr. Littlechild is the general partner of HealthCare Partners, LP, which is the general partner of HealthCare Ventures V, L.P. Mr. Littlechild disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited partnerships. Also includes 15,000 shares of common stock issuable to

    Mr. Littlechild upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(14) Includes 855,393 shares held by Alta BioPharma Partners, L.P., 32,242 shares held by Alta Embarcadero BioPharma Partners, LLC, and 488,512 shares held by Dyax Chase Partners, LLC. The principals of Alta Partners exercise control over voting and investment decisions with respect to these securities. Dr. Marduel is a general partner of Alta Partners. She disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the entities. Also includes 15,000 shares of common stock issuable to Dr. Marduel upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(15) Includes 10,000 shares of common stock issuable to Mr. McLachlan upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(16) Includes 82,397 shares of common stock issuable to Mr. Galliker upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(17) Consists of 38,914 shares of common stock issuable to Mr. Patteson upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(18) Includes 138,410 shares of common stock issuable to Dr. Cannon upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001. Dr. Cannon served as Executive Vice President and President, Therapeutic and Imaging Division in February 2001.

(19) Includes 8,539 shares of common stock issuable to Dr. Chappel upon exercise of outstanding options exercisable within the 60-day period following
    March 31, 2001.

(20) Dr. Dishman served as an executive officer and director of the Company until July 2000. His holdings include 91,789 shares of common stock issuable to Dr. Dishman upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

(21) See Notes 6 through 17 and 19. Includes 439,256 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following March 31, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 2000 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that a Statement of Changes in Beneficial Ownership on Form 4 representing a total purchase of 500 shares by Mr. Phelps that was required to be filed in September 2000, was reported on an Annual Statement of Beneficial Ownership on Form 5 in February 2001.

                             ELECTION OF DIRECTORS

    Our board of directors has fixed the number of directors at nine (9) for the coming year. Under our charter, our board is divided into three classes, with each class having as nearly equal number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2001 Annual Meeting three Class I Directors will be elected to hold office for three years until their successors are elected and qualified. Our board of directors has nominated Henry E. Blair, Gregory D. Phelps and John W. Littlechild for election as Class I Directors at the upcoming annual meeting. Each has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by our board of directors. We do not presently expect that any of the nominees will be unavailable.

VOTES REQUIRED

    Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

    The following table contains certain information about the nominees for Class I Director and current directors whose term of office will continue after the annual meeting. Information about the number of shares of common stock beneficially owned by each nominee and director, directory or indirectly owned as of March 31, 2001, appears above under "Share Ownership."

                                            BUSINESS EXPERIENCE DURING PAST FIVE YEARS       DIRECTOR
            NAME AND AGE                             AND OTHER DIRECTORSHIPS                  SINCE
            ------------               ----------------------------------------------------  --------
                                                  NOMINEES FOR CLASS I DIRECTORS
                                                  (PRESENT TERM EXPIRES IN 2001)

Henry E. Blair                         HENRY E. BLAIR has served as the Chairman of the        1989
Age: 57                                Board and President of Dyax since the merger of
                                       Protein Engineering Corporation with Dyax in August
                                       1995 and as acting Chief Executive Officer from
                                       August 1995 until his appointment as Chief Executive
                                       Officer in April 1997. He also served as a director
                                       and officer of Dyax since its formation in 1989.
                                       Mr. Blair is also a director of, and consultant to
                                       Genzyme Corporation, a biotechnology company, which
                                       he co-founded in 1981. Mr. Blair also co-founded
                                       Biocode, Inc. and GelTex Pharmaceuticals, Inc. In
                                       addition, he is a director of Genzyme Transgenics
                                       Corporation and a member of the Board of Overseers
                                       at both Tufts University School of Medicine and the
                                       Lahey Hitchcock Clinic.

Gregory D. Phelps                      GREGORY D. PHELPS has been Vice Chairman and a          1998
Age: 52                                director of Dyax since August 1998. Mr. Phelps was
                                       an executive officer of Genzyme from 1991 to 1997,
                                       most recently as Executive Vice President. At
                                       Genzyme, he supervised that company's therapeutics
                                       business, research and development and corporate
                                       development activities. Mr. Phelps served as Chief
                                       Executive Officer of Viagene, Inc., a biotechnology
                                       company, from 1988 to 1990. Mr. Phelps presently
                                       serves as a director of Ostex International, Inc.

                                            BUSINESS EXPERIENCE DURING PAST FIVE YEARS       DIRECTOR
            NAME AND AGE                             AND OTHER DIRECTORSHIPS                  SINCE
            ------------               ----------------------------------------------------  --------
John W. Littlechild                    JOHN W. LITTLECHILD has been a director of Dyax         1998
Age: 49                                since 1998. Mr. Littlechild is a general partner of
                                       HealthCare Partners V, L.P. which is the general
                                       partner of HealthCare Ventures V, L.P. He also
                                       serves in a similar capacity with other related
                                       entities. Mr. Littlechild is also a member of
                                       HealthCare Ventures LLC, a venture management
                                       company that, among other things, provides
                                       management services to HealthCare Ventures V, L.P.,
                                       and its related entities. From 1984 to 1991,
                                       Mr. Littlechild was a Senior Vice President of
                                       Advent International Corporation, a venture capital
                                       company in Boston and London. Prior to working at
                                       Advent in Boston, Mr. Littlechild was involved in
                                       establishing Advent in the United Kingdom.
                                       Mr. Littlechild serves on the board of directors of
                                       various health care and biotechnology companies,
                                       including AVANT Immunotherapeutics, Inc., and
                                       Diacrin, Inc., which are biotechnology companies,
                                       and Orthofix International N.V., a medical device
                                       company.

                                                        CLASS II DIRECTORS
                                                   (PRESENT TERM EXPIRES 2002)

James W. Fordyce                       JAMES W. FORDYCE has been a director of Dyax since      1995
Age: 55                                August 1995. Since 1981, he has served as a general
                                       partner of Prince Ventures Limited Partnership, a
                                       venture capital management firm, and its affiliated
                                       partnerships. Prince Venture Partners IV Limited
                                       Partnership is a venture capital limited
                                       partnership, managed by Prince Ventures Limited
                                       Partnership, which specializes in early stage
                                       investments in companies involved in the medical and
                                       life science areas. Mr. Fordyce is also Managing
                                       Member of Fordyce & Gabrielson LLC, a private
                                       investment management firm. In addition, he is
                                       President of the Albert and Mary Lasker Foundation.

Thomas L. Kempner                      THOMAS L. KEMPNER has been a director of Dyax since     1995
Age: 73                                August 1995 and previously was a director of Protein
                                       Engineering Corporation. Mr. Kempner is the Chairman
                                       and Chief Executive Officer of Loeb Partners
                                       Corporation, an investment banking, registered
                                       broker/dealer and registered investment advisory
                                       firm. He is also President of Pinpoint Partners
                                       Corporation, the general partner of the Loeb
                                       Investment Partnerships. Mr. Kempner is also a
                                       director of Alcide Corporation, CCC Information
                                       Services Group, Inc., Evercel, Inc., FuelCell
                                       Energy, IGENE BioTechnology, Inc., Insight
                                       Communications Company, Inc., Intermagnetics General
                                       Corporation, and Roper Starch Worldwide, Inc.

                                            BUSINESS EXPERIENCE DURING PAST FIVE YEARS       DIRECTOR
            NAME AND AGE                             AND OTHER DIRECTORSHIPS                  SINCE
            ------------               ----------------------------------------------------  --------
Alix Marduel                           ALIX MARDUEL, M.D. has been a director of Dyax since    1998
Age: 43                                October 1998. She is a managing director of Alta
                                       Partners, a venture capital firm investing in
                                       information technologies and life science companies.
                                       Prior to joining Alta Partners in 1997, Dr. Marduel
                                       was a partner at Sofinnova, Inc., which she joined
                                       in 1990. Dr. Marduel has experience in clinical work
                                       as well as basic science research. She holds a
                                       medical doctorate from the University of Paris, is
                                       licensed to practice medicine in Europe and has
                                       passed U.S. equivalency exams. Dr. Marduel has
                                       conducted post-doctoral research in immunology at
                                       the University of California at San Francisco and at
                                       Stanford University. Prior to moving to the United
                                       States in 1986, she was employed by ICI-Pharma,
                                       where she organized clinical trials in England and
                                       France.

                                                       CLASS III DIRECTORS
                                                   (PRESENT TERM EXPIRES 2003)

Constantine E. Anagnostopoulos         CONSTANTINE E. ANAGNOSTOPOULOS, PH.D. has been a        1991
Age: 78                                director of Dyax since 1991. He is a Managing
                                       General Partner of Gateway Associates L.P., a
                                       venture capital management firm which is the general
                                       partner of Gateway Venture Partners II and Gateway
                                       Venture Partners III. Dr. Anagnostopoulos was
                                       formerly a corporate officer of Monsanto Company. He
                                       is also a director of Genzyme Corporation.

Henry R. Lewis                         HENRY R. LEWIS, PH.D. has been a director of Dyax       1995
Age: 75                                since August 1995 and previously was a director of
                                       Protein Engineering Corporation. Mr. Lewis is a
                                       consultant to several companies. From 1986 to
                                       February 1991, Mr. Lewis was the Vice Chairman of
                                       the board of directors of Dennison Manufacturing
                                       Company, a manufacturer and distributor of products
                                       for the stationery, technical paper and industrial
                                       and retail systems markets. From 1982 to 1986, he
                                       was a Senior Vice President of Dennison
                                       Manufacturing Company. Mr. Lewis was also a director
                                       of Genzyme Corporation from 1986 until 2000.

David J. McLachlan                     DAVID J. MCLACHLAN has been a director of Dyax since    1999
Age: 62                                May 1999. Mr. McLachlan has been a consultant to
                                       Genzyme Corporation since June 1999. He was
                                       Genzyme's Chief Financial Officer and Executive Vice
                                       President from 1989 to 1999. He currently serves as
                                       a director of Aronex Pharmaceuticals, Inc., a
                                       biotechnology company; Hearx, Ltd., a hearing care
                                       company; and Alpha Industries, Inc., a semiconductor
                                       component manufacturer.

BOARD AND COMMITTEE MEETINGS

    Our board of directors held seven (7) meetings during 2000. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of the committees of the board of directors on which such director then served.

    Our board of directors has a standing Audit Committee that evaluates our independent auditors, reviews our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our auditors. The Audit Committee also assists the board with the selection of our independent auditors. The members of the Audit Committee are Henry Lewis (Chair), David McLachlan, and Thomas Kempner, each of whom is independent as defined by applicable Nasdaq National Market standards governing the qualifications of Audit Committee members. The Audit Committee held two (2) meetings during fiscal 2000. The Audit Committee operates under a written charter adopted by the board on June 29, 2000, a copy of which is included as Appendix A to this proxy statement. See "Report of the Audit Committee" in this proxy statement.

    Our board also has a standing Compensation Committee that is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants, determining the compensation to be paid to our executive officers and administering our equity incentive and stock purchase plans. The members of the Compensation Committee are James Fordyce (Chair), Constantine Anagnostopoulos, and Henry Lewis. The Compensation Committee held seven (7) meetings during fiscal 2000.

    We do not have a nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Blair serves as an outside director of and consultant to Genzyme Corporation. Constantine Anagnostopoulos is also a director of Genzyme. We sublease a portion of our facilities in Cambridge, Massachusetts, from Genzyme pursuant to a lease we entered into on September 21, 1996. This sublease was amended on December 31, 1997, and has been extended on two occasions. The most recent extension expires on June 30, 2001. We have an option to extend that period until the end of 2001. The size of the facilities we sublease from Genzyme is 16,183 square feet, and the rent is currently $40 per square foot. We believe these terms are neither more nor less favorable than we would have received if we had leased a comparable facility from a third party.

    In October 1998, we loaned $1,300,000 to Henry Blair, our Chairman and Chief Executive Officer, in connection with a purchase of real property. This loan was secured by Mr. Blair's interest in the real property and by his shares of our capital stock. Interest accrues on the unpaid principal balance at the rate of one and a half percent less than the base rate of Fleet National Bank, provided that the interest rate will not be less than the minimum rate required to avoid imputed interest for federal tax purposes. This loan is due and payable on October 30, 2003; provided, however, that it may be accelerated at any time at the discretion of the board of directions, including upon (i) termination of his service as our Chairman and Chief Executive Officer, or (ii) if our cash and marketable investments total less than $10,000,000. As of March 31, 2001, $1,300,000 in principal amount remained outstanding under this loan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our compensation committee determines salaries, incentives and other compensation for our directors and officers. The compensation committee also administers our equity incentive and stock purchase plans. For more information, see the discussion of "Stock Plans" earlier in this section. The compensation committee currently consists of Dr. Anagnostopoulos, Dr. Lewis, and Mr. Fordyce. For more information, see the sections of this proxy statement entitled "Share Ownership" and "Certain Relationships and Related Transactions".

STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of the cumulative total stockholder returns on our common stock over the period from August 15, 2000 (the first trading day of our common stock) to December 31, 2000 as compared with that of the Nasdaq US Index and Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on August 15, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of any dividends.

              COMPARISON OF CUMULATIVE TOTAL RETURN OF DYAX CORP.,
                 NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
                          NASDAQ PHARMACEUTICALS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       NASDAQ STOCK MARKET           NASDAQ
          Dyax Corp.  (U.S. Companies) Index  Pharmaceuticals Index
8/15/00          100                     100                    100
9/30/00       291.67                   93.26                 112.86
10/31/00       247.5                   85.58                 102.07
11/30/00      156.67                   65.96                  90.17
12/31/00      141.35                   62.44                  94.05

                                                      08/15/00   9/30/00    10/31/00   11/30/00   12/31/00
Dyax Corp...........................................    100       291.67     247.50     156.67     141.35
Nasdaq Stock Market (U.S. Companies) Index..........    100        93.26      85.58      65.96      62.44
Nasdaq Pharmaceuticals Index........................    100       112.86     102.07      90.17      94.05

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors determines the compensation to be paid to the Company's executive officers, including the Chief Executive Officer. The Committee also administers the Company's Amended and Restated 1995 Equity Incentive Plan, including the grant of stock options and other awards under the Plan, as well as the Company's 1998 Employee Stock Purchase Plan. The Committee is currently composed of Mr. Fordyce (Chairman), and Drs. Anagnostopoulos and Lewis. This report is submitted by the Committee and addresses the compensation policies for fiscal year 2000 as they affected Mr. Blair, as Chairman, President and Chief Executive Officer, and the Company's other executive officers, including the four most highly compensated executive officers other than Mr. Blair who are named in the Summary Compensation Table.

COMPENSATION PHILOSOPHY

    The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the Company's long-term success by maintaining a competitive salary structure as compared with other biotechnology companies. The compensation program seeks to align compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage effective individual performance relative to the Company's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company in order to link a meaningful portion of the executive's compensation with the performance of the Company's common stock.

    In executing its compensation policy, the Company seeks to reward each executive's achievement of designated objectives relating to the Company's annual and long term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies its judgment in reconciling the program's objectives with the realities of retaining valued employees.

EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation package for the CEO and the other named executive officers is composed of three elements:

    - base salary;

    - annual incentive bonuses based on individual performance; and

    - initial, annual and other periodic grants of stock options under the Company's equity plan.

    NAMED EXECUTIVE OFFICERS. Each of the named executive officers, other than our Chief Executive Officer, Dr. Cannon and Mr. Patteson, has entered into an employment agreement with the Company. The minimum annual base salary provided for in each agreement was fixed based upon the executive's salary history and internal and external equity considerations. Near the beginning of each fiscal year, the Compensation Committee reviews the base salaries paid to the executive officers. The annual base salary for 2000 for each named executive officer was adjusted in light of the executive's prior performance, tenure and responsibility, as well as independent compensation data.

    For fiscal 2000, the Committee established a maximum bonus opportunity for each of the senior officers, expressed as a percentage of base salary, ranging from 25% to 40%. Bonuses are tied to the

Committee's judgment regarding individual performance and the contribution of the executive to the Company's performance.

    Executive officer compensation also includes long-term incentives afforded by options to purchase common stock. The purposes of the stock option grant program are to reinforce the mutuality of long-term interests between our employees and stockholders, and to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to the Company's growth and development.

    In December 2000, the Committee approved annual option grants of 41,600 shares to Dr. Cannon, 32,000 shares to Mr. Phelps, 39,178 shares to Mr. Patteson and 32,000 shares to Dr.Ladner, as shown in the Summary Compensation Table. In addition, in June 2000, the Committee approved an option grant of 60,000 shares to Mr. Phelps.

    CHIEF EXECUTIVE OFFICER. The Compensation Committee established a compensation package for Mr. Blair based on an analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants.

    The Committee established a 2000 base salary of $375,000 for Mr. Blair and a target bonus opportunity of 33% of his base salary. The increase in Mr. Blair's 2000 base salary from his 1999 base compensation resulted from the Committee's determination that an increase was merited based on performance as well as to maintain Mr. Blair's salary at the midpoint of a range of chief executive officer salaries in comparable companies reviewed by the Committee.

    Mr. Blair's target bonus percentage was fixed at 33% of his base salary. Mr. Blair's target bonus opportunity was based on the Committee's qualitative evaluation of his performance. In February 2001, the Committee awarded
Mr. Blair a bonus of $150,000 representing 120% of his target bonus opportunity for 2000. In addition, in December 2000, Mr. Blair received options to purchase 90,000 shares of common stock.

COMPENSATION DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its CEO and its four other highest compensated officers. This provision excludes certain types of "performance based compensation" from the compensation subject to the limit. Although the Company currently does not expect to have compensation exceeding this one million dollar limit, the Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that the awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. The committee will continue to assess the impact of
Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                        By the Compensation Committee,

                                        JAMES W. FORDYCE, CHAIR
                                        CONSTANTINE E. ANAGNOSTOPOULOS
                                        HENRY R. LEWIS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation information for our Chief Executive Officer and each of the other four most highly compensated executive officers whose salary and bonus for the year ended December 31, 2000 exceeded $100,000, and one additional person for whom disclosure is required despite the fact that they were not an Executive Officer as of December 31, 2000. We refer to these persons as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                        ANNUAL COMPENSATION           COMPENSATION AWARDS
                                 ----------------------------------   -------------------
                                                                       SHARES OF COMMON
                                                                             STOCK
                                                                          UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)      BONUS($)       OPTIONS(#)        COMPENSATION($)(1)
---------------------------      --------   ---------      --------   -------------------   ------------------
Henry E. Blair.................    2000      375,047       100,000           90,000                   --
  President and Chief Executive    1999      324,869       100,000           30,000                  131
  Officer                          1998      256,897       100,000           25,000                  131

Gregory D. Phelps..............    2000      277,451        50,000           92,000                   --
  Vice-Chairman of the Board       1999      228,916        50,000           15,000                   84
                                   1998       95,829         --             206,000                   17

L. Edward Cannon...............    2000      224,086        49,500           41,600                  621
  Executive Vice President         1999      197,558        50,000           48,000                   84
                                   1998      171,655        25,000           12,500                   84

Robert C. Ladner...............    2000      221,161        50,000           32,000                1,161
  Chief Scientific Officer         1999      182,431        33,000           10,000                  131
                                   1998      173,007        25,000            9,000                   84

David B. Patteson..............    2000      199,484        63,658           39,178                5,664(2)
  Executive Vice President         1999      172,405        20,000           10,000                   --
                                   1998       10,805(3)      --             100,000                   --

Robert A. Dishman (4)..........    2000      234,986        41,250         --                     26,971(5)
                                   1999      210,421        41,250           15,000               25,941(6)
                                   1998      212,352        25,000           71,463                   84

------------------------

(1) Unless otherwise noted, this amount represents premiums paid by the Company for group term life insurance.

(2) Consists of $405 paid for group term life insurance and $5,259 paid to Mr. Patteson for relocation expenses in 2000.

(3) Mr. Patteson joined us in November 1998 and this amount represents a pro rata portion of his base salary for that year.

(4) Dr. Dishman served as a director and executive officer of the Company until July 2000. We currently employ him as a strategic advisor in our separations business.

(5) Consists of a group life insurance premium of $1,161 plus $25,810 in interest forgiven on a loan made to Dr. Dishman in 1998.

(6) Consists of a group life insurance premium of $131 plus $25,810 in interest forgiven on a loan made to Dr. Dishman in 1998.

OPTION GRANTS AND POTENTIAL REALIZABLE VALUES TABLE

    The following table sets forth certain information concerning option grants made to the named executive officers through December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                 NUMBER OF                                                        VALUE AT ASSUMED
                                SECURITIES                                                      ANNUAL RATES OF STOCK
                                UNDERLYING       PERCENT OF TOTAL                              PRICE APPRECIATION FOR
                                  OPTIONS        OPTIONS GRANTED    EXERCISE OF   EXPIRATION       OPTION TERM (1)
                                GRANTED (#)      TO EMPLOYEES IN    BASE PRICE       DATE      -----------------------
NAME (A)                          (B)(2)         FISCAL YEAR (C)    ($/SH) (D)       (C)        5%($)(F)    10%($)(G)
--------                        -----------      ----------------   -----------   ----------   ----------   ----------
Henry E. Blair................    90,000(3)             9.27           17.50       12/15/10    1,533,385    3,374,584
Gregory D. Phelps.............    60,000(4)             9.48            6.00       06/30/10      226,402      573,747
                                  32,000                               17.50       12/15/10      352,181      892,496
L. Edward Cannon..............    41,600(5)             4.29           17.50       12/15/10      708,765    1,559,808
Robert C. Ladner..............    32,000(6)             3.30           17.50       12/15/10      545,204    1,199,852
David B. Patteson.............    39,178(7)             4.04           17.50       12/15/10      667,500    1,468,994
Robert A. Dishman.............        --             --                --            --           --           --

------------------------

(1) The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock's price, which will benefit all shareholders proportionately.

(2) All options reported are nonstatutory stock options, except as noted.

(3) Includes 3,252 options to be treated as Incentive Stock Options. These options vest as to 1/48th per month of the total shares.

(4) These options to be treated as Incentive Stock Options. These options vest as to 1/48th per month of the total shares.

(5) Includes 3,273 options to be treated as Incentive Stock Options. These options vest as to 1/48th per month of the total shares.

(6) Includes 4,458 options to be treated as Incentive Stock Options. These options vest as to 1/48th per month of the total shares.

(7) Includes 3,718 options to be treated as Incentive Stock Options. These options vest as to 1/48th per month of the total shares.

OPTION EXERCISES AND YEAR-END VALUES TABLE

    The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES ACQUIRED ON                            FISCAL YEAR-END(#)             FISCAL YEAR-END($)
NAME                            EXERCISE(#)       VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(1)
----                         ------------------   -----------------   ----------------------------   ----------------------------
Henry E. Blair.............         1,600              25,653               59,405 / 132,895             1,158,203 / 1,161784
Gregory D. Phelps..........        68,813              34,407               44,062 / 152,125              816,127 / 2,215,272
L. Edward Cannon...........           600              10,358               124,959 / 86,729            2,649,518 / 1,024,496
Robert C. Ladner...........       --                  --                     51,870 / 51,358              1,099,805 / 494,063
David B. Patteson..........       --                  --                    32,084 / 117,094              616,112 / 1,641,309
Robert A. Dishman..........       --                  --                     89,184 / 16,354              1,745,037 / 314,048

--------------------------

(1) Based on the difference between the exercise price of the option and the closing price of the underlying common stock on December 29, 2000, which closing price was $21.203.

DIRECTOR COMPENSATION

    Directors who are also our employees receive no additional compensation for serving as directors. Beginning in 2001, our non-employee directors receive compensation for their services as directors in the form of a retainer of $12,000 and a fee of $750 for each meeting attended ($375 for attendance by conference call), plus reimbursement for travel expenses. We pay non-employee directors who serve as the chairman of a committee of the board of directors an additional $3,000 per year. In addition, all of our non-employee directors are eligible to receive stock options under our Amended and Restated 1995 Equity Incentive Plan. To date, our non-employee directors have received options to purchase common stock which have vested at the rate of approximately 5,000 shares per year of service, all of which will be fully vested as of the 2001 meeting of stockholders. Non-employee directors serving after the 2001 meeting of stockholders will receive options to purchase 7,500 shares of our common stock for each year of their then remaining terms.

    During 2000, directors who were not employed by us received a fee of $12,000 per year and were reimbursed for travel expenses incurred to attend such meetings. We paid non-employee directors who serve as the chairman of a committee of the board of directors an additional $3,000 per year. All directors were also eligible to participate in our Amended and Restated 1995 Equity Incentive Plan.

    In November 1999, we granted to all of our non-employee directors options to purchase shares of our common stock at an exercise price of $2.00 per share.
Dr. Anagnostopoulos, Mr. Fordyce, Mr. Kempner and Mr. Lewis were granted options to purchase 5,000 shares which will vest on the earlier of our 2001 annual stockholders' meeting or June 30, 2001. We granted Mr. Littlechild and
Dr. Marduel options to purchase 20,000 shares, which were vested immediately with respect to 10,000 shares, with an additional 5,000 shares that vested on June 29, 2000, and the remaining 5,000 shares to vest on the earlier of our 2001 annual stockholders' meeting or June 30, 2001. We also granted Mr. McLachlan an option to purchase 15,000 shares, which were vested immediately with respect to 5,000 shares, with an additional 5,000 shares that vested on June 29, 2000, and the remaining 5,000 shares to vest on the earlier of our 2001 annual stockholders' meeting or June 30, 2001.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Our only named executive officers with employment agreements are Dr. Ladner, Mr. Phelps, and Dr. Chappel.

    Dr. Ladner's employment agreement terminates in August 2001. He is entitled to receive a minimum base salary of $172,000 under his employment agreement. If we terminate Dr. Ladner without cause, we must pay him his annual base salary for one year and 50% of his unvested options will become exercisable.

    Mr. Phelps is entitled to an annual base salary of $200,000 under his employment agreement. In addition, we granted Mr. Phelps options to purchase a total of 148,000 shares of common stock at an exercise price of $2.00 per share. In consideration of this grant, Mr. Phelps agreed to cancel an option to purchase 48,000 shares that he had previously received while he was a consultant. These options become exercisable in substantially equal monthly installments over a four-year period. Mr. Phelps's employment agreement provides that if we terminate him for any reason, 50% of his unvested options will become immediately exercisable. The agreement also provides that 50% of Mr. Phelps' unvested options will become immediately exercisable following a change in control of the company if he is terminated or quits because the terms of his employment have been adversely changed.

    Dr. Chappel is entitled to an annual base salary of $200,000 under his employment agreement. In addition, we granted Dr. Chappel options to purchase a total of 150,000 shares of common stock at an exercise price of $2.00 per share upon his commencing employment with us. These options become exercisable as to 1/48th of the total amount of shares on each month following the date of grant. Half of these options may also vest in blocks based on Dr. Chappel achieving certain performance based criteria. If we terminate Dr. Chappel without cause, we must pay him his base salary for a period of six months and to continue such payments for a period of six months thereafter, for so long as Dr. Chappel has not obtained comparable employment.

REPORT OF THE AUDIT COMMITTEE

    In the course of its oversight of Dyax's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management Dyax's audited financial statements for the fiscal year ended December 31 2000, (ii) discussed with PricewaterhouseCoopers LLP, Dyax's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, and
(iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, discussed with the auditors their independence, and considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

    Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in Dyax's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                        By the Audit Committee,

                                        HENRY R. LEWIS, CHAIR
                                        DAVID J. MCLACHLAN
                                        THOMAS L. KEMPNER

OTHER MATTERS

    The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

DEADLINE FOR STOCKHOLDER PROPOSALS

    In order for a stockholder proposal to be considered for inclusion in Dyax's proxy materials for the 2002 Annual Meeting of Stockholders, it must be received by Dyax at, One Kendall Square, Building 600, Cambridge, Massachusetts 02139 (or such other address as is listed as the Company's primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than December 18, 2001.

    In addition, Dyax's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to the Secretary of Dyax between March 18, 2002 and April 2, 2002 (assuming the 2002 annual meeting of shareholders is held on May 17, 2002).

INFORMATION CONCERNING AUDITORS

    The firm of PricewaterhouseCoopers LLP, independent accountants, examined Dyax's financial statements for the year ended December 31, 2000. The board of directors has appointed PricewaterhouseCoopers LLP to serve as Dyax's independent auditors for its fiscal year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

    The fees for services provided by PricewaterhouseCoopers to Dyax in 2000 were as follows:

Audit Fees..................................................  $124,224
All Other Fees..............................................  $545,235

EXPENSES OF SOLICITATION

    We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail. We expect that the costs incurred in the solicitation of proxies will be nominal.

                                                                      APPENDIX A

                                   DYAX CORP.
                            AUDIT COMMITTEE CHARTER
     (AS ADOPTED AT THE ANNUAL MEETING OF DIRECTORS HELD ON JUNE 29, 2000)

PURPOSE

    The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

    In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

    The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

    This Charter shall be reviewed for adequacy on an annual basis by the Board.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

    - Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

- The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

- As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

- The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

- The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action regarding the independence of the outside auditor.

- The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

                              (FRONT OF PROXY CARD)

                                   DYAX CORP.

                         ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder of Dyax Corp. ("Dyax" or the "Corporation") hereby appoints Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting) to be held at 2:00 p.m., local time, on Thursday, May 17, 2001, at the officers of Dyax Corp., One Kendall Square, Building 600, Cambridge, Massachusetts 02139, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

       This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1 in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Chief Financial Officer, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

       If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                             (REVERSE OF PROXY CARD)



       PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE

                         ANNUAL MEETING OF SHAREHOLDERS


                                   DYAX CORP.


                                  MAY 17, 2001



[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                                                       FOR               WITHHOLD
                                                                                         AUTHORITY
                                                                   all nominees       to vote for all     NOMINEES:
                                                                      listed        nominees listed at    Henry E. Blair
                                                                                           right          Gregory D. Phelps
                                                                                                          John W. Littlechild
1.       To elect three directors to serve for three year              [ ]                  [ ]
         terms (Proposal 1)

         WITHHOLD AUTHORITY to vote for the following nominees only: (write the name of the nominee(s) in the space below),


         -----------------------------------------------------


                                                              Date:
----------------------------- -------------------------------      ------------
SIGNATURE(S) OF SHAREHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)


NOTE: Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.